UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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MASIMO CORPORATION

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On May 13, 2024, Craig Reynolds, the Lead Independent Director of Masimo Corporation, sent the letter below to Quentin Koffey of Politan Capital Management LP:

Masimo Corporation

52 Discovery

Irvine, California 92618

VIA EMAIL

Quentin Koffey

Managing Partner

Politan Capital Management LP

106 West 52nd Street

New York, New York 10019

May 13, 2024

Quentin,

I write in response to your May 9 letter in which you rejected our offer to appoint Mr. Jellison, your own nominee, to Masimo’s Board and to settle our differences so that we could move past this dispute and focus on Masimo’s future.

I am disappointed you have once again decided not to engage with us constructively. We have been open, honest and transparent about our plans for Masimo’s future and our vision to maximize value for all of Masimo’s stockholders. Our settlement proposal was reasonable and it addressed your express concerns – the ability for your Director nominees to approve the actions of the Masimo Board, including our collective efforts to identify and agree on a new independent seventh member of the Board.

You claim in your response that “seating one Politan nominee will simply deadlock the Board,” and then go on to say that Mr. Jellison is “unquestionably independent.” We trust that Mr. Jellison will conduct himself independently as a director. That is our stockholders’ expectation of all our independent directors.

With the addition of Mr. Jellison, as we have proposed, five of six directors on the Masimo Board will be independent. Four of those directors will have been added to Masimo’s Board in the last 11 months.

If you truly believe that the Politan nominated directors will vote in lockstep with one another, then your proposal to add two additional Politan nominees – along with last year’s election of two Politan nominees, including you – would effectively turn control of the Board over to Politan. It would be irresponsible and a potential breach of the Board’s fiduciary responsibilities to give Politan control of Masimo without a stockholder vote.

This is particularly worrisome as Politan has yet to articulate any plan to enhance Masimo’s business or any benefit that a Politan controlled Board would bring to Masimo’s stockholders. Mr. Kiani has built Masimo from a garage start up to a leading multi-billion dollar healthcare company, and I believe he has the vision and the expertise to take Masimo to the next level and to continue to create stockholder value. In the 10 years I have been on Masimo’s Board, serving with 9 different independent directors excluding you and Ms. Brennan, we have consistently worked to retain Mr. Kiani and encourage him to continue to lead the company. I view your efforts to oust Mr. Kiani as a threat to stockholder value.

I also hope, Quentin, that you are not making this a contest of wills or a personal campaign against Mr. Kiani. We, as directors and colleagues on the Board, remain obliged to act in the best interests of all of our stockholders and not otherwise.

My sincere hope is that our offer to have Mr. Jellison join our Board will move us past our current disagreements and avoid a prolonged and expensive proxy fight that will deeply damage our brand, our Company and our ability to serve patients. Our proposal will require all of us to work together and cooperate in implementing strategic plans and considering the separation of the Consumer Business.

I am making this reply public so that our stockholders can see that we are genuinely working on a solution that will be beneficial to all of Masimo’s stockholders. As you offered in your response, we should engage constructively and privately toward a solution from here forward.

Sincerely,

/s/ Craig Reynolds

Craig Reynolds

Lead Independent Director, Masimo Corporation

# # #

Forward-Looking Statements

This communication includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Masimo Corporation (“Masimo” or the “Company”), the settlement offer made by Masimo to Quentin Koffey of Politan Capital Management LP (“Politan”), Masimo’s strategic plans and the evaluation of the proposed separation of its Consumer Business and the potential benefits of such separation. These forward-looking statements are based on current expectations about future events affecting Masimo and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Masimo’s control and could cause its actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding a potential separation of Masimo’s Consumer Business, (ii) uncertainties regarding future actions that may be taken by Politan in furtherance of its nomination of director candidates for election at the 2024 Annual Meeting, (iii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2024 Annual Meeting and (iv) factors discussed in the “Risk Factors” section of Masimo’s most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although Masimo believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this communication are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Masimo does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

The Company intends to file a proxy statement and GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2024 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING GOLD PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 under the heading “Security Ownership of Certain Beneficial Owners and Management”, filed with the SEC on April 29, 2024, which can be found through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/937556/000093755624000027/masi-20231230.htm. Changes to the direct or indirect interests of Masimo’s securities by directors and executive officers are set forth in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on April 30, 2024 and May 3, 2024, which can be found through the SEC’s website at https://www.sec.gov/Archives/edgar/data/937556/000093755624000030/xslF345X05/wk-form4_1714522261.xml and https://www.sec.gov/Archives/edgar/data/937556/000093755624000032/xslF345X05/wk-form4_1714772837.xml, respectively. More detailed and updated information regarding the identity of these potential participants, and their direct or indirect interests of the Company, by security holdings or otherwise, will be set forth in the proxy statement for the 2024 Annual Meeting and other materials to be filed with the SEC. These documents, when filed, can be obtained free of charge from the sources indicated above.